FIRST AMENDMENT
                                        TO
                         REVOLVING CREDIT AGREEMENT [1995]

     THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT [1995] ("Agreement") is made and entered into as of the 31st day of October, 1995, by and between Lilly Industries, Inc., an Indiana corporation and NBD Bank, N.A., a national banking association (the "Bank").

                                  Recitals

     1. The Borrower and the Bank are parties to a Revolving Credit Agreement [1995], dated as of January 27, 1995 (the "Credit Agreement").

     2. The Borrower has requested the Bank to amend the terms of the Credit Agreement to increase its Commitment (as such term is defined in the Credit Agreement) from $15,000,000 to $20,000,000 and to extend the Commitment Period (as such term is defined in the Credit Agreement) through June 30, 2000 to be considered for extension annually. The Bank is entering into this Agreement to so amend the terms of the Credit Agreement and to make the other modifications to Credit Agreement specified below.

                                  Agreement

         NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, the Bank and the Borrower agree as follows:

     1. Definitions. All terms used in the Recitals and in this Agreement that are defined in the Credit Agreement and are not otherwise defined herein are used in this Agreement with the meanings ascribed to them in the Credit Agreement.

     2. Amendment of Credit Agreement. (a) Effective as of the date hereof, the definition of the terms "Cash Flow Coverage Ratio," "Commitment," "Commitment Period," "Loans," "Note" and "Termination Date" in Section 1.1 of the Credit Agreement are amended to read as follows:

         "Cash Flow Coverage Ratio" means, as of the date of determination, (a) the sum of (i) net income after taxes, plus (ii) income tax expense, plus (iii) interest expense, plus (iv) depreciation, amortization and other non-cash expenses; divided by (b) the sum of (i) income tax expense, plus (ii) interest expense, plus (iii) current maturities of long term debt, plus (iv) cash dividends, for the four (4) fiscal quarters immediately preceding such date all as determined by reference to the financial statements furnished to the Bank from time to time pursuant to Section 5.3.



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         "Commitment"  means the obligation of the Bank to make Loans during the
         Commitment   Period  up  to  a  maximum   aggregate   principal  amount
         outstanding at any time of $20,000,000.

         "Commitment Period" means the period from the date hereof through June 30, 2000, unless extended or renewed by a prior written agreement executed by the Borrower and the Bank (it being understood that, if so agreed by the Borrower and the Bank, the Commitment Period referenced above shall be considered for extension annually).

         "Loans" means the revolving loans made by the Bank to the Borrower from time to time pursuant to Section 2.1 hereof in the maximum aggregate principal amount of $20,000,000 in accordance with the Commitment, including any extensions or renewals thereof.

         "Note" means the Revolving Credit Note in the form attached hereto as Exhibit A in the maximum aggregate principal amount of $20,000,000 (or so much thereof as may be advanced or outstanding from time to time) executed by the Borrower in favor of the Bank.

         "Termination Date" means June 30, 2000.

                  (b) Effective as of the date hereof, the following defined terms are added to Section 1.1 of the Credit Agreement:

                  "Funded Debt Ratio" means, as of the date of determination, Total Funded Debt divided by (a) the sum of (i) net income after taxes, plus (ii) income tax expense, plus (iii) interest expense plus (iv) depreciation, amortization and non-cash expenses (b) minus additional investments in treasury stock.

                  "Interest Expense Coverage Ratio" means, as of the date of determination, net income after taxes plus (i) income tax expense plus
         (ii) interest expense divided by interest expense.

                  "Total Funded Debt" means (i) All Indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets, (ii) all capitalized lease obligations in respect of capitalized leases with a term of one year or more remaining after the date of determination thereof, and (iii) all guaranties of Indebtedness of others maturing one year or more after the date of determination thereof.

                  (c) Effective as of the date hereof, the last sentence of Section 2.3 shall be amended and restated to read as follows:

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           Unless the Loans are sooner  paid by the  Borrower or extended by the
         Bank in its sole discretion, the entire principal balance of the Loans, together with all accrued and unpaid interest thereon, and all fees and charges payable in connection therewith, shall be due and payable on June 30, 2000.

                  (d) Effective as of the date hereof, Section 2.11 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

         Section 2.11. Commitment Fee. Borrower shall pay to the Bank a commitment fee equal to three-sixteenths (3/16) of one percent (1%) per annum on the maximum amount of the Commitment, which fee shall be due and payable quarterly in advance of each calendar quarter within fifteen (15) days of receipt by the Borrower of an invoice therefor.

                  (e) Effective as of the date hereof, Section 5.5 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

                  "5.5 Leverage Ratio. Maintain a ratio of Total Funded Debt to Total Funded Debt plus Consolidated Net
         Worth not in excess of 0.50:1.00 as of the end of each fiscal quarter."

                  (f) Effective as of the date hereof, Section 5.6 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

                  "5.6 Interest Expense Coverage Ratio. Maintain an Interest Expense Coverage Ratio of not less than 5.00 to
         1.00 as at the end of each fiscal quarter."

                  (g) Effective as of the date hereof, Section 5.7 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

                  "5.7 Cash Flow Coverage Ratio. Maintain a Cash Flow Coverage Ratio of not less than 1.15 to 1.00 as at the end of each fiscal quarter."

                  (h) Effective as of the date hereof, a new Section 5.8A shall be added to the Credit Agreement as follows:

                  "5.8A Funded Debt Ratio. Maintain a Funded Debt Ratio not in excess of 2.75 to 1.00 as of the end of each fiscal quarter.

         2. Credit Agreement. Except as otherwise expressly provided herein, all of the terms and provisions of the Credit Agreement, as

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



modified by this Agreement, remain in full force and effect, and are fully binding on the parties thereto and their respective successors and assigns. All references to the Credit Agreement in the other Loan Documents shall mean the Credit Agreement as modified by this Agreement and as it may be further amended, modified, extended, renewed, supplemented and/or restated from time to time.

     3. Binding on Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

     4. Representations and Warranties. Borrower hereby represents and warrants to the Bank that:

                  (a) The execution, delivery and performance of this Agreement by Borrower is within Borrower's corporate powers, has been duly authorized by all requisite corporate action and is not in conflict with the terms of any charter, bylaws or other organization papers of Borrower, or any instrument or agreement to which Borrower is a party or by which Borrower is bound.

                  (b) None of the  representations  and warranties  contained in
Section 4 of the Credit Agreement has ceased to be true and correct in any material respect and no Default or Event of Default has occurred and is continuing.

     5. Condition Precedent. The obligation of the Bank to execute this Agreement is subject to the condition precedent that the following shall have been delivered to the Bank:

                  (a) Copies of resolutions passed by the Board of Directors of Borrower, certified by the Secretary or Assistant Secretary of Borrower, as being in full force and effect on the date hereof.

                  (b)      This Agreement duly executed by Borrower.

                  (c) An Amended or Restated Promissory Note duly executed by Borrower and payable to Bank in the principal amount of up to $20,000,000 with a maturity date of on or before June 30, 2000 (subject to acceleration, extension or prepayment) (the "Amended Note") and substantially similar in form to the Promissory Note of the Borrower dated January 27, 1995, payable to Bank in the principal amount of $15,000,000 (the "Existing Note") in exchange for cancellation and delivery to Borrower of the Existing Note. The parties agree that the Amended Note shall be substituted for the Existing Note as Exhibit A to the Credit Agreement.


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     6. Survival. All covenants, agreements, undertakings,  representations, and warranties made in this Agreement shall survive the execution and delivery of this Agreement, and shall not be affected by any investigation made by any party.

     7. Entire Agreement. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether express or implied, oral or written.

     8. Counterparts. This Agreement may be executed in counterparts, each counterpart to be executed by one or more or all of the parties but collectively to constitute but one agreement.


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date and year first above written.

                                                      "BORROWER"

                                              LILLY INDUSTRIES, INC.



Attest:                                       By:  /s/ Roman J. Klusas
                                                   -----------------------
                                                   Roman J. Klusas,
                                                   Vice President, Chief
/s/ Kenneth L. Mills                               Financial Officer and
Kenneth L. Mills,                                  Secretary
Director of Corporate Accounting
and Assistant Secretary
                                             Address:
                                             733 South West Street
                                             Indianapolis, IN  46225
                                             Attn:  Vice President, Chief
                                                    Financial Officer and
                                                    Secretary
                                             Telephone:  (317) 687-6702
                                             Telecopier: (317) 687-6710


                                                          "BANK"
                                                     NBD BANK, N.A.



                                              By: /s/ Steven P. Clemens
                                                  ------------------------
                                              Title:  Senior Vice President

                                              Address:
                                              One Indiana Square, #460
                                              Indianapolis, IN  46266
                                              Attn: Steven P. Clemens
                                              Telephone:  (317) 266-5850
                                              Telecopier: (317) 266-6042

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